UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

Weida Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-10366	22-2582847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 East Las Olas Boulevard, Suite 1350

Fort Lauderdale, FL 33301

(Address of Principal Executive Offices)

(954) 527-7750

(Registrant’s telephone number, including area code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4                                             Matters Related to Accountants and Financial Statements

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

On May 31, 2005, Deloitte Touche Tohmatsu (“Deloitte”), by telephone, notified the management of Weida Communications, Inc. (the “Company”) that it intended to resign as the Company’s independent auditors, and later that day confirmed by letter to the management of the Company and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) that it had resigned as the Company’s independent auditors.

On June 2, 2005 Deloitte summarized its reasons for resigning in a telephone conversation with the Company’s management and the Audit Committee.  The Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace Deloitte as the Company’s principal accountant for the fiscal year ending June 30, 2005.

During each of the fiscal years ended June 30, 2004 and December 31, 2003, Deloitte’s report on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  During each of the fiscal years ended June 30, 2004 and December 31, 2003 and during the subsequent interim period from July 1, 2004 through the Company’s receipt of the notification from Deloitte on May 31, 2005, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and (ii) except as set forth in the next paragraph, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

Deloitte referred in its discussions with the Company’s management and Audit Committee regarding its reasons for resignation to the recent developments (described in the Company’s Current Reports on Form 8-K filed with Securities and Exchange Commission (the “Commission”) on April 26, 2005 and May 23, 2005) relating to the arrest of a principal shareholder of the Company and the Company’s former chief financial officer on charges of fraud associated with alleged illegal activities in connection with an independent investment entity that is also one of the Company’s shareholders, and the implications of  such developments as to the integrity of the former chief financial officer.  Deloitte also referred to its concerns regarding the recent arrest in the People’s Republic of China (the “PRC”) of Mr. Deng Long Long, a related party of the Company’s operating subsidiary in the PRC (“Weida PRC”). Deloitte also noted the current absence of a fully qualified chief financial officer of the Company.  As a result of those developments, Deloitte advised that it had concluded that it would be unable to obtain a proper management representation letter necessary to complete its interim reviews or year-end audit.

In the course of discussing its reasons for resignation with the Company’s management, Deloitte also referred to its concerns, previously expressed during its reviews of the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2004 and of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004 filed with the Commission, regarding a material weakness in the Company’s internal control over financial reporting (which material weakness was disclosed in such Quarterly Reports).

The Company has provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish the Company with a letter addressed to the Commission stating whether it agrees with such disclosures.  A copy of that letter is attached hereto as Exhibit 16.1.

A copy of the Company’s press release issued on June 8, 2005 announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

16.1                           Letter from Deloitte Touche Tohmatsu to the Securities and Exchange Commission, dated June 7, 2005

99.1                           Press Release of the Company, dated June 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC.
(Registrant)

		By:	/s/ Mitchell Sepaniak
Mitchell Sepaniak
President and Chief Executive Officer

Dated:	June 7, 2005

EXHIBIT INDEX

Exhibit No.	Document

16.1	Letter from Deloitte Touche Tohmatsu to the Securities and Exchange Commission, dated June 7, 2005

99.1	Press Release of the Company, dated June 8, 2005